UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007

SP HOLDING CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

601 Union Street, Suite 3700

Seattle, Washington  98101

(Address of Principal Executive Offices)

(206) 838-4670

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01     Entry into a Material Definitive Agreement.

On February , 2007, SP Holding Corporation, a Delaware corporation, entered into a First Amendment to Agreement and Plan of Merger and Reorganization and to Company Disclosure Schedule (the “First Amendment”), with Organic Holding Company, Inc., a Delaware corporation (“Organic”), and Organic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SP Holding Corporation (“Organic Acquisition”), pursuant to which SP Holding Corporation, Organic and Organic Acquisition amended the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of January 11, 2007 (as amended by the First Amendment, the “Merger Agreement”), previously entered into by and among SP Holding Corporation, Organic and Organic Acquisition. For purposes of this Current Report on Form 8-K, references herein to “Old SP Holding” shall refer to SP Holding Corporation prior to the closing of the Merger (as defined below) and references herein to “SP d/b/a Organic” shall refer to SP Holding Corporation commencing on and continuing after the closing of the Merger.

The First Amendment amended the Merger Agreement by amending the Exchange Ratio (as defined in the Merger Agreement), clarifying the capital structure of Old SP Holding and Organic and adding a schedule to the Company Disclosure Schedule (as defined in the Merger Agreement), which identifies those persons proposed to serve as the directors and officers of SP d/b/a Organic upon the closing of the transactions contemplated by the Merger Agreement (the “Merger”).

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the First Amendment. The above description is qualified in its entirety by reference to the First Amendment. A copy of the First Amendment is included as

Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.A copy of the Merger Agreement was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Old SP Holding on January 11, 2007 and is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

CLOSING OF MERGER AGREEMENT

On January 11, 2007, Old SP Holding, Organic and Organic Acquisition entered into the Merger Agreement. On February 12, 2007, Old SP Holding, Organic and Organic Acquisition entered into the First Amendment to the Merger Agreement.

On February 12, 2007, pursuant to the Merger Agreement, Organic Acquisition was merged with and into Organic. As a result of the Merger, Organic became a wholly owned operating subsidiary of SP d/b/a Organic. Those persons holding shares of Organic capital stock, warrants and options to purchase shares of Organic capital stock, and certain promissory notes convertible into shares of Organic capital stock, received shares of SP d/b/a Organic common stock, $.001 par value per share (“SP d/b/a Organic Common Stock” or the “Company’s Common Stock”) and warrants and options to purchase shares of SP d/b/a Organic Common Stock.

Under the terms of the Merger, each share of Organic common stock and Organic preferred stock (respectively, “Organic Common Stock” and “Organic Preferred Stock”) (which included certain issued and outstanding convertible promissory notes on an “as converted” basis) outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.69781 (the “Exchange Ratio”) shares of SP Common Stock. Under the terms of the Merger, each then convertible promissory note whose holder had not previously elected to convert to Organic Common Stock, became convertible for shares of SP Common Stock, provided that (i) the face value of each such convertible note remained unchanged, (ii) each such convertible note became convertible for such number of shares of SP Common Stock as was determined by multiplying the number of shares of Organic Preferred Stock underlying said convertible note by the Exchange Ratio, with the resulting product rounded down to the nearest whole number of shares, and (ii) the per share conversion price for each convertible note determined by dividing the conversion price per share for said convertible note by the Exchange Ratio, with the resulting quotient rounded down to the nearest whole cent.

Under the terms of the Merger, each then outstanding option and warrant to purchase shares of Organic Common Stock, whether or not exercisable, was converted into an option or warrant to purchase shares of SP d/b/a Organic Common Stock upon the same terms and conditions as the corresponding Organic options and warrants, provided that (i) each such Organic option and warrant related to such number of shares of SP d/b/a Organic Common Stock as was determined by multiplying the number of shares of Organic Common Stock underlying such Organic option or warrant by the Exchange Ratio, with the resulting product rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the newly-issued SP d/b/a Organic options or warrants was determined by dividing the exercise price per share of such Organic options or warrants by the Exchange Ratio, with the resulting quotient rounded down to the nearest whole cent.

The resulting merged company will operate under the name Organic To Go, Inc. This current report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

PRIVATE PLACEMENT

The consummation of the Merger occurred concurrently with the completion of a private placement (the “Private Placement”) of One Hundred and Thirty (130) units (the “Units”), for an aggregate of $6.5 million, issued by SP d/b/a Organic, with $4,737,750 million of Units issued concurrently with the closing of the Merger and the remaining $1,762,250 of Units to be issued on or about February 19, 2007.

Each Unit is comprised of (i) forty thousand (40,000) shares of SP d//b/a Organic Common Stock, and (ii) a detachable five-year warrant to purchase 8,000 shares of SP d/b/a Organic Common Stock, at an exercise price of $2.50per share (the “SP d/b/a Organic Warrants”). The purchase price per Unit was $50,000.

The Units were offered on a “best efforts, all or none” basis with respect to the initial $4.0 million of Units, and on a “best efforts” basis thereafter. The Units were subscribed for pursuant to a Subscription Agreement (collectively, the “Subscription Agreements”), entered into by and between SP d/b/a/ Organic and each subscriber in the Private Placement (each, an “Investor” and collectively, the “Investors”).

An aggregate of $6.5 of Units was subscribed for in the Private Placement. Pursuant thereto, immediately following the closing of the Private Placement, SP d/b/a Organic received gross proceeds of approximately $4,737,750 million from the Private Placement and SP d/b/a Organic issued to the Investors an aggregate of 3,790,200 shares of SP d//b/a Organic Common Stock and SP d/b/a Organic Warrants to purchase 758,040 shares of SP d/b/a Organic Common Stock. An additional $1,762,250 million in gross proceeds is to be received by SP d/b/a Organic on or on or before February 19, 2007 and, upon the receipt of such amount, SP d/b/a Organic will issue to the applicable Investors an additional 1,409,800 shares of SP d//b/a Organic Common Stock and SP d/b/a Organic Warrants to purchase 281,960 shares of SP d/b/a Organic Common Stock.

Organic engaged Burnham Hill Partners, a division of Pali Capital, Inc., as the Placement Agent (the “Placement Agent”) in connection with the Private Placement. Pursuant to the terms of the engagement with the Placement Agent, the Placement Agent, or its registered assignees or designees, received a cash commission of 10.0% of the gross proceeds from the Units sold in the Private Placement and $10,000 for the reimbursement of certain out-of-pocket expenses. In addition, SP d/b/a Organic issued to the Placement Agent or its registered assignees or designees, SP d/b/a Organic Warrants (the “Placement Agent Warrants”) to purchase up to 520,000 shares of SP d/b/a Organic Common Stock (equal to 10.0% of the shares of SP d/b/a Organic Common Stock issued pursuant to the Private Placement).

The Placement Agent Warrants are exercisable at any time at a price equal to 110% of the price paid by the Investors in the Private Placement, on a net-issuance or cashless basis. The Placement Agent Warrants will have registration rights similar to the registration rights afforded to the holders of SP d/b/a Organic Warrants. The Placement Agent Warrants are fully vested and have a term of five years.

Copies of the form of Placement Agent Agreement, Subscription Agreement and Form of SP d/b/a Organic Warrant are included as Exhibits 10.1, 10.2 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Upon completion of the Merger and after giving effect to the Private Placement, the ownership of SP d/b/a Organic Common Stock will be approximately as follows, on a fully-diluted basis (excluding the Placement Agent Warrants to be issued to the Placement Agent, shares underlying outstanding promissory notes which will continue to be outstanding after the closing of the Merger and up to 2,500,000 options to purchase SP d/b/a Organic Common Stock which may be issued to officers, directors and consultants of SP d/b/a Organic):

Percentage of SP d/b/a
Organic Common
Stock
Old SP Holding Stockholders (1)	4.52%
Organic Stockholders (2)	70.45%
Investors (3)	25.03%

(1)           Those persons who held shares of Old SP Holding Common Stock (“Old SP Holding Common Stock”) or Old SP Holding Preferred Stock (“Old SP Holding Preferred Stock”) prior to the Merger.

(2)           Those persons who held shares of Organic Common Stock and Organic Preferred Stock prior to the Merger, including the holders of Organic options and warrants, and certain issued and outstanding convertible promissory notes.

(3)           Those persons who acquired shares of SP d/b/a Organic Common Stock and SP d/b/a Warrants in the Private Placement.

The issuance of SP d/b/a Organic Common Stock to the Organic stockholders and the Investors is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. As such, the SP d/b/a Organic Common Stock received by the Organic stockholders pursuant to the Merger and issued to the Investors pursuant to the Private Placement may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Securities and Exchange Commission (the “SEC”) or with any state securities commission in respect of the Merger or the Private Placement.

Pursuant to the Subscription Agreements, SP d/b/a Organic agreed to register for public re-sale the shares of SP d/b/a Organic Common Stock underlying the Units and the shares of SP d/b/a Organic Common Stock issuable to each Investor and the Placement Agent pursuant to the exercise of the SP d/b/a Organic Warrants and the Placement Agent Warrants. SP d/b/a Organic may be required to pay a penalty to the Investors, with the maximum amount of the penalty capped at 24.0% of the amount raised pursuant to the Private Placement, if SP d/b/a Organic fails to have a registration statement with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (including the shares underlying the SP d/b/a Organic Warrants) pursuant to the Private Placement filed with the SEC within 90 days after the closing of the Private Placement or if SP d/b/a Organic fails to have such registration statement declared effective with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (excluding, however, the shares underlying the SP d/b/a Organic Warrants) within 150 days after the filing of such registration statement with the SEC.

In connection with the closing of the Merger, SP d/b/a Organic filed a press release announcing the closing and the completion of the Merger and the completion of the Private Placement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Except for the Merger Agreement, the Private Placement and the transactions contemplated thereby, neither Old SP Holding, nor any of the directors or officers of Old SP Holding serving prior to the consummation of the Merger, had any material relationship with Organic or any of the Organic stockholders.

SP d/b/a Organic is currently authorized under its Amended and Restated Certificate of Incorporation to issue 500,000,000 shares of SP d/b/a Organic Common Stock and 10,000,000 shares of SP d/b/a Organic Preferred Stock. Of the 10,000,000 shares of SP d/b/a Organic Preferred Stock authorized, 60 shares had been designated as Series A Convertible Preferred Stock, par value $.001 per share, pursuant to a Certificate of Designation that was approved by Old SP Holding’s board of directors and filed with and accepted by the Secretary of State of the State of Delaware.

Prior to the closing of the Merger and the Private Placement, there were 439,403 shares of Old SP Holding Common Stock issued and outstanding and 60 shares of Old SP Holding Preferred Stock issued and outstanding. At the closing of the Merger and the Private Placement and after giving effect thereto, there were 19,595,671 shares of SP d/b/a Organic Common Stock issued and outstanding and no shares of SP d/b/a Organic Preferred Stock issued and outstanding (the 60 shares of Old SP Holding Preferred Stock issued and outstanding prior to the Merger having automatically converted into 687,271 shares of SP d/b/a Organic Common Stock upon the closing of the Merger).

BUSINESS

BUSINESS OF SP d/b/a ORGANIC

Prior to the closing of the Merger, Old SP Holding was a non-operating public “shell” company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Old SP Holding would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

BUSINESS OF ORGANIC

In this discussion of the “Business of Organic,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” and similar terms refers to Organic, the operating business of SP d/b/a Organic after the consummation of the Merger.

Overview

Organic prepares and serves delicious “American Fare” which is organic and natural to a target market comprised of the white-collar workplace and colleges and universities. Organic was formed in February, 2004 and is currently headquartered in Seattle, Washington. We opened our first test café and kitchen location in Issaquah, Washington in November, 2004 and our first café in Seattle, Washington in January, 2005.

We currently maintain three retail cafés in downtown Seattle, Washington, one in Bellevue, Washington, four in Los Angeles, California and three retail cafés in Orange County, California. We have an agreement with Compass Group, Inc., pursuant to which Compass Group maintains 17 of our “grab and go” locations on the Microsoft Corporate Campus near Seattle, Washington. We also provide sandwiches and other “grab-and-go food” to independent coffee vendors such as Java Java and Euro Coffee at the Los Angeles International Airport. We operate “grab and go” locations at 7 universities in the Seattle, Washington and Los Angeles, California areas, including the University of Washington Medical Center, the University of Southern California and UCLA.

Our Product

After experiencing typical fast food options, lunch box deliveries and casual catering, and originating from different backgrounds, our founders had a vision of delicious, healthy and casual meals, including everything from ham and cheese sandwiches (the Wisconsin area) to deli-style roast beef sandwiches (the Pennsylvania area) and veggie packed salads (the California area). Our products are based on that vision.

While the growth of natural and organic foods is evident with the rise of grocery stores like Whole Foods Market, Wild Oats, Trader Joe’s and others, the food service side of prepared foods is not as advanced.

Our food is prepared or assembled at one of two assembly kitchens (Issaquah, Washington and Los Angeles, California) and delivered directly to our retail cafés and delivery/casual catering customers. Our products include packaged and private label products prepared using specifications from key vendors and distributors. Orders taken via the Internet or by telephone are routed to a dedicated central customer service center in Seattle, Washington and are processed in real time. Less than 15% of orders placed are for “same day” delivery. Our retail cafés operate Monday through Friday from 7:00 a.m. to 4:30 p.m. Delivery and catering services are available after-hours and on weekends.

Greater than 70% of our products currently offered are organic. Our goal is that by the end of 2007, all foods offered by us will be 100% organic if “Organic Certification” is available for a product that we offer (for example, at this time it is not possible to obtain an “Organic Certification” for water). In February 2006, we became the first fast-casual restaurant and retailer to be certified as “Organic” by Quality Assurance International (“QAI”), the leading third-party certification agency in the organic foods industry.

Industry Overview and Market Opportunity

According to the Organic Trade Association’s 2006 Manufacturer Survey (the “OTA 2006 Survey”), the market for organic foods grew by 16.2% in 2005. The survey also found that sales of organic foods during 2005 totaled $13.8 billion which constituted 2.5% of total U.S. food sales. This strong growth is consistent with annual growth rates since 1997, all of which have been between 15%-21% per year.

The OTA 2006 Survey also estimated that the use of organic products in the U.S. food service industry is increasing annually by a rate of 20% per year. According to the survey, as recently as 2004, $330 million in natural/organic food sales, or only 5% of all natural/organic sales, were sold into the food service channel. Traditionally, retail food sales constitute roughly 70% of total food sales and food service sales constitute roughly 30%.

Business Channels

We operate through three primary business channels or units: Retail Cafés; Delivery/Casual Catering Services; and Wholesale, which account for approximately 54%, 34% and 12%, of our total sales, respectively, in 2006.

Retail Cafés

Our core customer base consists of “white collar” workers that either have families or are considering starting families or students attending, and employees of, universities and colleges. We currently operate 12 Retail Cafés  in Seattle, Washington, Los Angeles, California and Orange County, California. We operate Retail Cafés in large multi-tenant buildings and in large campuses. We believe these retail locations serve as a billboard for our Delivery/Casual Catering Services and branded Wholesale units.

Delivery/Casual Catering Services

As part of our business, we provide delivery and catering services to our customers. Customers of our Delivery/Casual Catering Services unit currently include, among others, Starbucks Corporate Headquarters, Westin Hotels, Washington Mutual Bank, T-Mobile, NBC and several movie studios. Approximately 80% of our delivery orders are repeat orders from customers who have ordered five or more times.

Wholesale

Our Wholesale business is growing and we believe that it presents a tremendous opportunity to build our brand. Wholesale sales currently represent approximately 10% of our revenue. In the fourth quarter of 2006, we launched a new product called Fresh Soup Grab-and-Go. Current wholesale customers include UCLA, University of Southern California, Cal State Pomona, Cal State Long Beach, University of Washington, Children’s Hospital of Seattle, Washington, NBC and Euro Coffee at the Los Angeles International Airport.

Expansion Plans

We are currently in the process of identifying, and intend to open, additional café locations in the future. In addition, we currently contemplate acquiring catering companies which operate in Southern California and Washington in 2007 and thereafter, in other regions of the United States. There can be no assurance that we will acquire or open any of such additional café locations or catering companies.

As we grow “organically” and through acquisitions we intend to grow in regions where we operate by identifying catering companies and café locations that are consistent with our core business focus. In each such market, we plan to take advantage of our scalability and acquire a local catering company with strong ties to the region’s corporate community. Whenever possible, we will also work closely with landlords and property managers to assist them in upgrading the amenities offered in their buildings by offering our Delivery/Casual Catering Services and food products to their tenants.

Recent Acquisitions

Acquisition of Vinaigrettes LLC

On October 27, 2006, we acquired all of the operating assets of Vinaigrettes LLC, a California limited liability company doing business as “Vinaigrettes Catering Company” (“Vinaigrettes”), in consideration for $1.0 million. Vinaigrettes was a 10-year-old catering services company with approximately 40 employees and sales of approximately $2.5 million per year. Vinaigrettes provided business casual catering services, ranging from corporate box lunches to lavish Hollywood events.

Acquisition of Certain Operating Assets of Briazz Inc.

In April 2005, we acquired certain operating locations and related assets of Briazz, Inc. (“Briazz”) in consideration for $1.35 million, comprised of $750,000 in cash and $600,000 in convertible promissory notes (convertible into shares of Organic Common Stock). Briazz was a Seattle, Washington based sandwich cafe chain that filed for bankruptcy under Chapter 11 in June of 2004. As part of the acquisition, we acquired 6 Retail Cafés in the Seattle, Washington market and 6 Retail Cafés in the Los Angeles, California and Orange County, California markets, as well as certain catering contracts.

Competition

We are in competition with other food service operations within the same geographical area. The fast-casual restaurant, delivery/catering and wholesale business channels are highly competitive. We compete with other organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of marketing and new product development are also important factors. The price charged for each menu item we sell or service we provide may vary from market to market depending on competitive pricing and the local cost structure.

Suppliers

We have not experienced any material shortages of food, equipment, fixtures or other products which are necessary to our operations and we anticipate no such shortages of products. Generally, alternate suppliers are available for all of our raw materials and supplies.

Dependence on Major Customers

We are not dependent on any major customers. No single customer of ours accounts for more than 10% of our total sales.

Environment and Energy

Various federal, state and local regulations have been adopted which affect the discharge of materials into the environment or which otherwise relate to the protection of the environment. We do not believe that such regulations will have a material effect on our operations, our capital expenditures, earnings or our competitive position. However, we cannot predict the effect of future environmental legislation or regulations.

Companies involved in the food industry use significant amounts of energy in their operations. Our principal sources of energy for our operations are electricity and natural gas. To date, the supply of energy available to us has been sufficient to maintain normal operations.

Government Regulation

We operate in the perishable food industry. The development, manufacture and marketing of products sold by us may be subject to extensive regulation by various government agencies, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission, as well as various state and local agencies. These and other agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution and establish and enforce standards for safety, purity and labeling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace, including those in our retail locations. Our retail locations will be subject to inspection by federal, state, and local authorities.

Information Technology

We have integrated information technology systems that facilitate efficient and scaleable operations throughout our operations.

Employees

As of December 31, 2006, we had a workforce of approximately 205 full-time and part-time employees. None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppages.

Properties

We lease office space for our corporate operations and retail properties as are needed for our business operations from time to time. We believe that we will continue to be able to find and lease the properties we need on reasonable terms. However, there can be no assurance that we will be able to find suitable locations for our planned expansion or for continued operations.

Trademark and Website

We have registered our stylized logo, and we have also registered the Internet domain name “www.organictogo.com.”

Legal Proceedings

On October 18, 2006, Susana Chi, a former employee of ours, brought suit against us in the Superior Court of the State of California for the County of Los Angeles claiming discrimination, wrongful termination and infliction of emotional distress in connection with the termination of Ms. Chi’s employment with us. We have filed an answer to Ms. Chi’s complaint and, subsequently, we caused the suit to be transferred to U.S. Federal District Court. The matter is currently in the discovery phase of the litigation. Ms. Chi’s claims appear to be unfounded and we intend to vigorously defend such action. We do not believe that Ms. Chi’s suit is material to our company or our business or that the failure to prevail in the suit would have a material adverse effect on our business or our consolidated financial position or results of operation.

We are not a party to any other material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Filing Status

SP d/b/a Organic files reports with the SEC. You can read and copy any materials we file with the SEC at its’ Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of SP d/b/a Organic Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to the Organic Business

In this discussion of the “Risks Relating to the Organic Business,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” and similar terms refers to Organic, the operating business of SP d/b/a Organic after the consummation of the Merger.

Our limited operating history makes evaluation of our business difficult.

We were incorporated in Delaware in February, 2004 and have had a limited operating history. This limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our future operating results may fluctuate and cause the price of SP d/b/a Organic Common Stock to decline.

We expect that our sales and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond our control. The factors that could cause our operating results to fluctuate include, but are not limited to:

•                                          Our ability to open new Retail Cafés and to expand our Delivery/Catering and Wholesale operations;

•                                          Our ability to locate suitable properties for our operations;

•                                          Our ability to obtain additional financing on satisfactory terms;

•                                          Our dependence on our suppliers and distributors;

•                                          Our ability to attract and retain qualified employees;

•                                          Our ability to successfully expand into new markets;

•                                          Our ability to manage the strain on our infrastructure caused by the growth of our Retail Cafés, Delivery/Catering and Wholesale operations;

•                                          Changes in the costs we pay;

•                                          Changes in consumer preferences or discretionary consumer spending;

•                                          Litigation and publicity concerning food quality, health and other issues affecting consumer tastes;

•                                          Governmental regulation associated with the food service industry; and

•                                          Geographic concentration of our business in Washington and California.

If our sales or operating results fall below the expectations of investors or securities analysts, the price of SP d/b/a Organic Common Stock could significantly decline.

Our growth strategy requires us to open new Retail Cafés and expand our Delivery/Catering and Wholesale operations.

We cannot guarantee that we will be able to achieve our expansion goals or that our new Retail Cafés, Delivery/Catering and Wholesale operations will be operated profitably. Further, we cannot assure you that any new Retail Café, Delivery/Catering or Wholesale operation we open will obtain similar operating results to those of our existing Retail Cafés, Delivery/Catering and Wholesale operations. The success of our planned expansion will be dependent upon numerous factors, many of which are beyond our control, including the following:

•                                          Hiring, training and retention of qualified operating personnel;

•                                          Identification and availability of suitable properties;

•                                          Negotiation of favorable lease terms;

•              Timely development of new Retail Café, Delivery/Catering and Wholesale operations;

•              Management of construction and development costs of Retail Café, Delivery/Catering and Wholesale operations;

•              Competition in our markets; and;

•              General economic conditions.

Our success depends on our ability to locate suitable sites for our Retail Café, Delivery/Catering and Wholesale operations.

One of our biggest challenges in meeting our growth objectives will be to secure suitable sites for our Retail Café, Delivery/Catering and Wholesale operations.  There can be no assurance that we will be able to find suitable locations for our planned expansion in any future period.  Delays or failures in opening new Retail Cafés or in expanding our Delivery/Catering and Wholesale operations could materially adversely affect our business, financial condition, operating results or cash flows.

We may need additional financing, which may not be available on satisfactory terms or at all.

We will need to raise additional funds to support our future expansion and growth plans.  Our funding requirements may change as a result of many factors, including underestimates of budget items, unanticipated cash requirements, future product and service opportunities, and future business combinations.  Consequently, we may need to seek additional sources of financing, which may not be available on favorable terms, if at all, and which may be dilutive to existing stockholders.

We may seek to raise additional financing through equity offerings, debt financings or additional corporate collaboration and licensing arrangements.  To the extent we raise additional capital by issuing equity securities, our stockholders will experience dilution.  To the extent that we raise additional capital by issuing debt securities, we could incur substantial interest obligations, may be required to pledge assets as collateral for the debt and may be constrained by restrictive financial and/or operational covenants.  Debt financing would also be superior to the stockholders’ interests in bankruptcy or liquidation.  To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, or grant licenses on unfavorable terms.

We depend on our suppliers and distributors.

Our reliance on our suppliers subjects us to a number of risks, including possible delays or interruptions in supplies, diminished direct control over quality and a potential lack of adequate raw material capacity.  Any disruption in the supply of or degradation in the quality of the raw materials provided by our suppliers could have a material adverse effect on our business, operating results and financial condition.  In addition, such disruptions in supply or degradations in quality could have a long term detrimental impact on our efforts to develop a strong brand identity and a loyal consumer base.  Although we maintain relationships with a number of suppliers and always attempt to have more than one potential supplier for any required item, there can be no assurance that we will be able to continue to maintain multiple supply sources.  If any supplier or distributor fails to perform as anticipated, or if there is a termination or any disruption in any of these relationships for any reason, it could have a material adverse effect on results of operations.

We depend on our key personnel, and the loss of their services may adversely affect our business.

We are highly dependent upon the efforts of our senior management team.  The death or departure of any of our key personnel could have a material adverse effect on our business.  In particular, the loss of Jason Brown, our Chief Executive Officer, could significantly impact our ability to operate and grow the business and could cause performance to differ materially from projected results.  We have a $2 million “key man” insurance policy covering Mr. Brown.

We could face labor shortages which could slow our growth.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including managers, chefs and other kitchen staff, necessary to keep pace with our expansion schedule.  Qualified individuals of the requisite caliber and number needed to fill these positions are in short supply in some areas.  Although we have not experienced any significant challenges in recruiting or retaining employees, any future inability to recruit and retain sufficient individuals may delay the planned openings and development of new Retail Cafés, Delivery/Catering and Wholesale operations.  Any such delays or any material increases in employee turnover rates in existing Retail Cafés and in our Delivery/Catering and Wholesale operations could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area.

We anticipate that our new Retail Cafés, Delivery/Catering and Wholesale operations will typically take several months to reach budgeted operating levels due to challenges commonly associated with new businesses, including lack of market awareness, inability to hire sufficient staff and other factors.  Although we will attempt to mitigate these factors by careful attention to training and staffing needs, there can be no assurance that we will be successful in operating our new  Retail Cafés, Delivery/Catering and Wholesale operations on a profitable basis.  New markets that we enter may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new  Retail Cafés, Delivery/Catering and Wholesale operations in those new markets to be less successful than those in our existing markets.

Our expansion may strain our infrastructure which could slow our development.

We also face the risk that our existing systems and procedures, financial controls, and information systems will be inadequate to support our planned expansion.  We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls.  If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives, our business, financial condition, operating results or cash flows could be materially adversely affected.

Our operations are susceptible to changes in food and supply costs which could adversely affect our margins.

Our profitability depends, in part, on our ability to anticipate and react to changes in food and supply costs.  Our centralized purchasing staff negotiates prices for all of our ingredients and supplies.  Any increase in distribution costs could cause our food and supply costs to increase.  Further, various factors beyond our control, including adverse weather conditions and governmental regulations, could cause our food and supply costs to increase.  We cannot predict whether we will be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices.  A failure to do so could adversely affect our operating results and cash flows.

Changes in consumer preferences or discretionary consumer spending could negatively impact our results.

Our Retail Cafés, Delivery/Catering and Wholesale services feature various types of organic foods and beverages.  Our continued success depends, in part, upon the popularity of these foods in the future.  Shifts in consumer preferences away from this cuisine could materially adversely affect our future profitability.  Also, our success depends on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence.  Adverse changes in these factors could reduce customer traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, operating results or cash flows.  We can also be materially adversely affected by negative publicity concerning food quality, illness, injury, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from our operations.

Our industry is affected by litigation and publicity concerning food quality, health and other issues which can cause customers to avoid our cafés and result in liabilities.

We could become the subject of complaints or litigation from customers or employees alleging illness, injury or other food quality, health or operational concerns.  Adverse publicity resulting from these allegations may materially adversely affect us and our  Retail Cafés, Delivery/Catering and Wholesale operations, regardless of whether the allegations are valid or whether we are liable.

Our operations are subject to governmental regulation associated with the food service industry, the operation and enforcement of which may restrict our ability to carry on our business.

We are in the perishable food industry.  The development, manufacture and marketing of products sold by us will be subject to extensive regulation by various government agencies, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission, as well as various state and local agencies.  These agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution.  These agencies establish and enforce standards for safety, purity and labeling.  In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace, including those in our retail locations.  Our retail locations will be subject to inspection by federal, state, and local authorities.  We will seek to comply at all times with all such laws and regulations.  We will obtain and maintain all necessary permits and licenses relating to our operations, and will ensure that our facilities and practices comply with applicable governmental laws and regulations. Nevertheless, there is no guarantee that we will be able to comply with any future laws and regulations.  Our failure to comply with applicable laws and regulations could subject us to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions.  As a result of such regulations we may encounter a variety of difficulties or extensive costs, which could delay or preclude us from marketing our products or continuing or expanding our operations.  We cannot predict if all necessary approvals will be granted or that if granted, any approval will be received on a timely basis.  If approvals are not obtained or are delayed, this may also preclude us from marketing our products or continuing or expanding our operations.

All of our operations are currently located in Washington and California.  As a result, we are highly sensitive to negative occurrences in those two states.

We are particularly susceptible to adverse trends and economic conditions in the States of Washington and California, including in their labor markets.  In addition, given our geographic concentration, negative publicity regarding any of our operations in the States of Washington or California could have a material adverse effect on our business and operations, as could other regional occurrences such as local strikes, earthquakes or other natural disasters.

Past activities of Old SP Holding and its affiliates may lead to future liability for the combined companies.

Prior to the Merger, Old SP Holding engaged in businesses unrelated to that of our new operations.  Any liabilities relating to such prior business may have a material adverse effect on us.

Our inability to register the shares of SP d/b/a Organic Common Stock issued in the Private Placement could significantly adversely affect our liquidity and our operations

Pursuant to the Subscription Agreements, SP d/b/a Organic  agreed to register for public re-sale the shares of SP d/b/a Organic Common Stock underlying the Units and the shares of SP d/b/a Organic Common Stock issuable to each Investor and the Placement Agent pursuant to the exercise of the SP d/b/a Organic Warrants and the Placement Agent Warrants.  SP d/b/a Organic  may be required to pay a penalty to the Investors, with the maximum amount of the penalty capped at 24.0% of the amount raised pursuant to the Private Placement, if SP d/b/a Organic  fails to have a registration statement with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (including the shares underlying the SP d/b/a Organic Warrants) pursuant to the Private Placement filed with the SEC within 90 days after the closing of the Private Placement or if SP d/b/a Organic  fails to have such registration statement declared effective with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (excluding, however, the shares underlying the SP d/b/a Organic Warrants) within 150 days after the filing of such registration statement with the SEC.

Risks Relating to Ownership of SP d/b/a Organic Common Stock and Warrants

Our operation as a public company subjects us to evolving corporate governance and public disclosure regulations that will result in additional expenses and continuing uncertainty regarding the application of such regulations.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior to the Merger. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

Prior to the Merger, because we operated as a private company without public reporting obligations, we had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company.  We have taken and will continue to take measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of SP d/b/a Organic Common Stock to decrease substantially.

The market price of SP d/b/a Organic Common Stock may be highly volatile.

The market price of the SP d/b/a Organic Common Stock may fluctuate significantly in response to factors, some of which are beyond our control, such as the announcement of new products or services by us or our competitors, quarterly variations in our and our competitors’ results of operations, changes in earnings estimates or recommendations by securities analysts, developments in our industry, and general market conditions and other factors, including factors unrelated to our own operating performance or the condition or prospects of our industry.

Further, the stock market in general, and securities of small-cap companies in particular, have recently experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the SP d/b/a Organic Common Stock, which could cause a decline in the value of the SP d/b/a Organic Common Stock.  You should also be aware that price volatility might be worse if the trading volume of the SP d/b/a Organic Common Stock is low.

Although SP d/b/a Organic Common Stock is currently quoted on the Over-The-Counter Bulletin Board (“OTCBB”), trading may be extremely sporadic.  There can be no assurance that a more active market for SP d/b/a Organic Common Stock will develop.  Accordingly, Investors must assume they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

Management may apply the proceeds of the Private Placement to uses for which Investors may disagree.

Our management will have considerable discretion in using the proceeds of the Private Placement, and Investors will not have an opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately.  The proceeds may be used for corporate purposes with which investors may disagree.

There are restrictions on the transferability of the SP d/b/a Organic Common Stock and the SP d/b/a Organic Common Stock underlying the Warrants.

The Units issued pursuant to the Private Placement were not registered pursuant to the Securities Act.  We have agreed to undertake to register the shares of SP d/b/a Organic Common Stock and the shares of SP d/b/a Organic Common Stock underlying the Warrants contained in the Units. If we desire, we may permit the transfer of the securities out of a purchaser’s name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to us that the sale or proposed transfer will not result in a violation of the Securities Act or any applicable state securities or “Blue Sky” laws.

We cannot assure you that the SP d/b/a Organic Common Stock will become liquid or that it will be listed on a securities exchange.

We intend to seek to have SP d/b/a Organic Common Stock listed on the American Stock Exchange or the NASDAQ Capital Market as soon as practicable.  However, we cannot assure you that we will be able to meet the initial listing standards of either of those or of any other stock exchange, or that it will be able to maintain any such listing.  Until such time, if ever, that SP d/b/a Organic Common Stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board. In addition, if we failed to meet the criteria set forth in the SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling the SP d/b/a Organic Common Stock, which may further affect its liquidity and make it more difficult for us to raise additional capital.

We have not and do not intend to pay any dividends.

No assurance can be given that our proposed operations will be profitable.  No dividends have been paid by Organic since inception and the payment of dividends is not contemplated in the foreseeable future.  The payment of future dividends will be directly dependent upon our earnings, its financial needs and other similarly unpredictable factors.  Earnings are expected to be retained to finance and develop our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Organic for the nine months ended September 30, 2006 and 2005 and the fiscal years ended December 31, 2005 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K.  References in this Management’s Discussion and Analysis or Plan of Operations to “us,” “we,” “our,” and similar terms refers to Organic, the operating business of SP d/b/a Organic  after the consummation of the Merger.  This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.  Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

We were incorporated in the state of Delaware on February 12, 2004. We provide convenient retail and delivery store locations, which prepare and serve “grab and go” lunch, dinner, and breakfast foods and beverages prepared using organic ingredients, whenever possible. We also distribute our products through select wholesale accounts. At September 30, 2006, we operated five Retail Cafés in Washington and seven Retail Cafés in California.  In October 2006, we expanded our catering operations in the California area by acquiring the assets of a catering operation headquartered in Los Angeles, California.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, estimates and assumptions are evaluated. Estimates are based on historical experience and on various other factors believed reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A summary of significant accounting policies is presented in Note 1 to our financial statements elsewhere in this Current Report on Form 8-K.  The following accounting policies are considered the more critical to aid in understanding and evaluating our results of operations and financial condition.

Basis of presentation and Going Concern

Our financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates our continuation as a going concern. We have reported recurring losses and cash used by operating activities, and have a net working capital deficiency that raises substantial doubt about our ability to continue as a going concern. The Report of Independent Registered Public Accounting Firm included in our December 31, 2005 financial statements stated that these conditions, among others, raise substantial doubt about our ability to continue as a going concern. During the year ended December 31, 2005, we reported a net loss of approximately $5.7 million and used cash in operating activities of approximately $3.4 million.  During the nine months ended September 30, 2006, we reported a net loss of approximately $4.6 million and used cash in operating activities of approximately $3.6 million.  As of September 30, 2006, we had a working capital deficiency of approximately $3.4 million and total stockholders’ deficit of $1.7 million, which includes accumulated losses from inception of $11.1 million.

Our management intends to raise additional debt and equity financing to fund future capital expenditures, operations and to provide additional working capital.  In this regard during 2006 through September 30, 2006, we raised approximately $5.0 million pursuant to sales of debt and equity securities in connection with private placements and subordinated debt offerings. Further, subsequent to September 30, 2006, we have raised in excess of $4.0 million in connection with these and other offerings, and we continue to be engaged in additional fund-raising activities.  There is no assurance that such financing will be obtained in sufficient amounts necessary to meet our needs. In view of these matters, continuation as a going concern is dependent upon our ability to meet our financing requirements, raise additional capital, and the success of our future operations or completion of a successful business combination.

Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from our possible inability to continue as a going concern.

Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of sales and expenses during the reporting years. The more significant accounting estimates inherent in the preparation of our financial statements include estimates as to the depreciable lives of property and equipment, valuation of inventories, valuation of equity related instruments issued, and valuation allowance for deferred income tax assets.  Actual results could differ from those estimates.

Inventory

Inventory, which consists primarily of food, beverages and packaging products, is stated at the lower of cost or market. Cost is determined on a first-in, first out basis. In assessing the ultimate realization of inventories, our management makes judgments as to future demand requirements compared to current inventory levels.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Impairment of long-lived assets would be recognized in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Fair value of financial instruments

We measure our financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable also approximate fair value because current interest rates offered to us for debt of similar maturities are substantially the same.

Intangible assets

In conjunction with the acquisition of certain store assets acquired in April 2005, we acquired certain leasehold interests and other intangible assets. The leasehold interests are being amortized over the lives of the leases and the other intangible assets were fully amortized during the year ended December 31, 2005.

Revenue recognition

Revenues are recognized at the point of sale at retail locations or upon delivery of the product for delivery and wholesale transactions.

Income taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.  We continue to provide a full valuation allowance to reduce its net deferred tax asset to zero, inasmuch as our management has not determined that realization of deferred tax assets is more likely than not. The provision for income taxes represents the tax payable for the period and change during the period in net deferred tax assets and liabilities.

Stock-based compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, an amendment of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have adopted the fair value based method of accounting under SFAS No. 123 for stock-based compensation for stock issued to employees and consultants for compensation. Prior to 2006, no stock options were granted.

We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.” Compensation expense related to equity instruments issued to non-employees is recognized as the equity instruments vest.

In December 2004, the FASB released a revision to Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“FAS 123R”).  FAS 123R sets forth the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires instead that such transactions be accounted for using a fair-value-based method, which requires recording an expense over the requisite service period for the fair value of all options or warrants granted to employees and consultants.  We adopted FAS 123R effective beginning January 1, 2006.

Results of Operations

Comparison of Years Ended December 31, 2005 and December 31, 2004.

We commenced operations in 2004, having incorporated in February 2004, and at December 31, 2004 operated one Retail Café.  In April 2005, we acquired certain assets and operations of 12 Retail Cafés.  At December 31, 2005, we operated 12 Retail Cafés and had significantly expanded our catering and wholesale businesses.  As a result, comparisons of operating results for the years ended December 31, 2005 and 2004 are not considered to be significantly meaningful and relevant.  Accordingly, the discussion of operating results has been revised accordingly.

Sales– Sales for the year ended December 31, 2005 were $6,121,000, comprised of retail sales of $4,513,000, catering sales of $1,081,000 and wholesale sales of $527,000, representing 74%, 18% and 8%, respectively of total sales.  Substantially all of 2005 sales occurred subsequent to the April acquisition of 12 Retail Cafés.  Catering sales as a percent of total sales increased quarter over quarter during 2005.

Cost of sales -Cost of sales represents product costs and for the year ended December 31, 2005 was $3,895,000, representing approximately 64% of sales.

Gross Profit - Gross profit for the year ended December 31, 2005 was $2,226,000, representing approximately 36% of sales.  Gross profit as a percent of sales did not fluctuate significantly during the year.  Gross margins are higher for retail and catering sales as compared to wholesale.

Operating expenses – Operating expenses for the year ended December 31, 2005 were $7,173,000, comprised primarily of labor, and to a lesser extent, occupancy and utilities, and selling, general and administrative expenses.  Operating expenses increased quarter over quarter in 2005 as a result of continued growth during the year and preparing for future growth.

Depreciation and amortization – Depreciation and amortization expense for the year ended December 31, 2005 was $630,000, representing approximately 10% of sales.   Amortization expense includes amortization of leasehold improvements and intangible assets.

Loss from operations – Loss from operations for the year ended December 31, 2005 was $5,577,000, representing approximately 91% of sales, as gross profit realized on sales of $2,226,000 were more than offset by operating expenses of $7,173,000 and depreciation and amortization expenses of $630,000.

Interest expense, net – Interest expense, net for the year ended December 31, 2005 was $77,000, representing approximately 1% of sales.

Income taxes – We have continued to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits relating to operating loss carryforwards, as realization of such deferred tax assets has not been determined to be more likely than not.

Net loss – As a result of the above, the net loss for the year ended December 31, 2005 was $5,655,000.

Results of Operations Comparison of Nine Months Ended September 30, 2006 and 2005

Sales – Sales for the nine months ended September 30, 2006, increased approximately 57% to $6,716,000 as compared to $4,265,000 for the nine months ended September 30, 2005. Retail sales were $3,993,000 during the nine months ended September 30, 2006, an increase of 23% over $3,248,000 during the comparative prior year period.  Retail sales comprised 59% of total sales in the 2006 period as compared to 76% in 2005.  Catering sales were $2,058,000 during the nine months ended September 30, 2006, an increase of 214% over $656,000 during the comparative prior year period.  Catering sales comprised 31% of total sales in the 2006 period as compared to 15% in 2005.  Wholesale sales were $665,000 during the nine months ended September 30, 2006, an increase of 184% over $361,000 during the comparative prior year period.  Wholesale sales comprised 10% of total sales in the 2006 period as compared to 8% in 2005. The increases in sales were due in part to having only one Retail Café open during the first quarter of 2005, and also to increased business volume.

Cost of sales -Cost of sales for the nine months ended September 30, 2006, increased approximately 23% to $3,315,000 as compared to $2,694,000 for the nine months ended September 30, 2005.  Cost of sales for the nine months ended September 30, 2006 approximated 49% of sales as compared to 63% during the nine months ended September 30, 2005. The decrease in cost of sales as a percent of sales was due primarily to decreases in costs in each of the retail, delivery/catering and wholesale business channels.

Gross Profit - Gross profit increased approximately 116% to $3,401,000 for the nine months ended September 30, 2006 as compared to $1,571,000 for the nine months ended September 30, 2005. Gross profit for the nine months ended September 30, 2006 approximated 51% of sales as compared to 37% during the nine months ended September 30, 2005. The increase in gross profit was due primarily to increased retail and delivery/catering sales volumes and increased gross margins during the 2006 period as compared to 2005.

Operating expenses – Operating expenses for the nine months ended September 30, 2006 increased approximately 47% to $6,716,000 as compared to $4,579,000 for the nine months ended September 30, 2005.  As a percentage of sales, operating expenses decreased approximately 7% during the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005.  Operating expenses are comprised primarily of labor, and, to a lesser extent, occupancy and utilities, and selling, general and administrative expenses.  Operating expenses increased quarter over quarter in 2006 as compared to the prior year quarter primarily due to increased labor and related costs as a result of continued growth during the year and preparing for future growth.

Depreciation and amortization – Depreciation and amortization expense for the nine months ended September 30, 2006 increased approximately 38% to $593,000 as compared to $430,000 for the nine months ended September 30, 2005, due primarily to having more assets in service.  Depreciation and amortization for the nine months ended September 30, 2006 approximated 9% of sales as compared to 10% during the nine months ended September 30, 2005, the decrease resulting from increased sales. Amortization expense includes amortization of leasehold improvements and intangible assets.

Loss from operations – Loss from operations for the nine months ended September 30, 2006, increased approximately 14% to $3,908,000 as compared to $3,438,000 for the nine months ended September 30, 2005.  The increase in loss from operations is because  the increase in gross profit of $1,830,000 was more than offset by the $2,137,000 increase in operating expenses and $163,000 in depreciation and amortization.  Loss from operations for the nine months ended September 30, 2006 approximated 58% of sales as compared to 81% during the nine months ended September 30, 2005.

Interest expense, net – Interest expense, net for the nine months ended September 30, 2006, increased to $714,000 from $24,000 for the comparative prior year period.  The increase was primarily due to amortization of debt discount and debt issue costs, which resulted in non-cash interest expense of $583,000.

Net loss – Net loss for the nine months ended September 30, 2006, increased $1,160,000, or approximately 34%, to $4,622,000 as compared to $3,462,000 for the nine months ended September 30, 2005.  The increase in net loss was primarily because the increase in gross profit was more than offset by increases in operating expenses, depreciation and amortization and interest expense.  Approximately $852,000 of the increase in net loss was attributable to increases in depreciation and amortization and interest expense.

Liquidity and Capital Resources

Since inception, we have funded our operations through financing activities consisting primarily of private placements of our debt and equity securities. Our management intends to raise additional debt and equity financing to fund future capital expenditures, operations and to provide additional working capital. In this regard, during 2006 through September 30, we raised approximately $5.0 million pursuant to sales of debt and equity securities in connection with private placements and subordinated debt offerings. Further, subsequent to September 30, 2006, we have raised in excess of $4.0 million in connection with these and other offerings, and we continue to be engaged in additional fund-raising activities.  There is no assurance that such financing will be obtained in sufficient amounts necessary to meet our needs. In view of these matters, continuation as a going concern is dependent upon our ability to meet our financing requirements, raise additional capital, and the success of our future operations or completion of a successful business combination.

Recent Financings

Since inception, we have closed a series of private financings, which includes raising approximately: (i) $3.1 million from August 2004 through April 2005 through the issuance of convertible Organic Preferred Stock; (ii) $1.4 million in the second half of 2005 through the issuance of convertible Organic Preferred Stock; (iii) $745,000 in September 2005 through the issuance of a convertible promissory note and Organic Common Stock; and (v) $4.5 million in the first half of 2006 through the issuance of convertible Organic Preferred Stock.

From July 2006 through September 2006, we raised $1,600,000 through the issuance of convertible promissory notes (the “July Bridge Notes”) and warrants to purchase our capital stock.  On December 18, 2006, we closed a bridge financing in which we received approximately $3.8 million in additional funds through the issuance of convertible promissory notes and common stock purchase warrants (the “December Bridge Securities”). Upon the closing of the sale of the December Bridge Securities, $148,500 of the July Bridge Notes were paid in full by us and $1,435,500 were converted into the December Bridge Securities.

On December 18, 2006, we also raised $504,000 through the issuance of a convertible promissory note and common stock purchase warrants.  The convertible promissory note was for a principal amount of $525,000, bearing interest at the rate of 8% per annum and maturing on the two-year anniversary of the date of issuance (the “December 18 Note”).

Upon the closing of the Merger, the December 18 Note remained outstanding and was convertible into shares of SP d/b/a Organic Common Stock.  The number of shares of SP d/b/a Organic Common Stock that such note is convertible into was determined by dividing the face value of the note by the per share conversion price for the convertible note determined by dividing the original conversion price per share for said convertible note by the Exchange Ratio, with the resulting quotient rounded down to the nearest whole cent. Similarly, the warrants issued in connection with each of the July Bridge Notes, the December Bridge Securities and the December 18 Note were converted into warrants to purchase shares of SP d/b/a Organic Common Stock, on the same terms and conditions and at the same equity value as each of said warrants were originally issued; provided that (i) the number of warrants of SP d/b/a Organic Common Stock issued was determined by multiplying the number of shares underlying such option or warrant by the Exchange Ratio, with the resulting product rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the newly-issued SP d/b/a Organic options or warrants was determined by dividing the exercise price per share of such warrants by the Exchange Ratio, with the resulting quotient rounded down to the nearest whole cent.

Upon the closing of the Merger, the convertible promissory notes which were part of the December Bridge Securities (the “December Bridge Notes”) were automatically converted into 115.73 number of Units.

Cash Flows Comparison of Years Ended December 31, 2005 and December 31, 2004.

Net cash used by operating activities was approximately $3,418,000 and $701,000 for the year ended December 31, 2005 and 2004, respectively. The $2,716,000 increase in cash used by operating activities was due primarily to the $4,238,000 increase in net loss as adjusted for depreciation and amortization expense and non-cash interest expense to $5,022,000 for the year ended December 31, 2005 from $783,000 during the prior year, offset by the $1,492,000 increase in accounts payable increases (an increase of $1,563,000 in 2005 as compared to $71,000 in 2004.

Net cash used in investing activities was $2,319,000 and $374,000 for the year ended December 31, 2005 and 2004, respectively. Uses of cash flow for investing activities relate to capital expenditures associated with business expansion for the acquisition of store and kitchen fixtures, equipment and leasehold improvements.  Expenditures in 2005 included payments for the acquisition of certain store operations and assets of a former retailer.

Net cash provided by financing activities was $5,795,000 and $1,267,000 for the year ended December 31, 2005 and 2004, respectively.  The increase of net cash provided in 2005 was primarily due to an increase in proceeds from issuances of notes payable and Organic Preferred Stock of approximately $4,601,000 to $5,871,000 during 2005 from $1,270,000 during 2004.

Cash Flows Comparison of Nine Months Ended September 30, 2006 and 2005.

Net cash used by operating activities was $3,586,000 for the nine months ended September 30, 2006 and $1,396,000 for the nine months ended September 30, 2005. The $2,190,000 increase in cash used by operating activities was due primarily to (i) the $417,000 increase in net loss as adjusted for depreciation and amortization expense and non-cash interest expense to $3,446,000 for the nine months ended September 30, 2006 from $3,029,000 during the comparative prior year period, (ii) the $1,400,000 decrease in accounts payable increases (an increase of $1,670,000 in 2005 as compared to $270,000 in 2006), and (iii) the $200,000 increase in inventories in 2006.

Net cash used in investing activities was $314,000 and $2,209,000 for the nine months ended September 30, 2006 and 2005, respectively. Uses of cash flow for investing activities relate to capital expenditures associated with business expansion for the acquisition of store and kitchen fixtures, equipment and leasehold improvements.  Expenditures in 2005 included payments for the acquisition of certain store operations and assets of a former retailer.

Net cash provided by financing activities was $4,352,000 and $3,413,000 for the nine months ended September 30, 2006 and 2005, respectively.  The increase of net cash provided in 2006 was primarily due to an increase in proceeds from issuances of notes payable and Organic Preferred Stock of approximately $1,173,000 to $4,633,000 during the nine months ended September 30, 2006 from $3,461,000 during the comparative prior year period.

Contractual Obligations and Off-Balance Sheet Arrangements

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.  The following table summarizes our contractual obligations as of December 31, 2005, and the effect these obligations are expected to have on liquidity and cash flows in future periods.

	Total	Less than 1 year	1-3 Years	3-5 Years
Contractual Obligations:

Notes payable	$3,441,376	$2,234,427	$598,120	$608,829

Capital Lease Obligations	277,489	63,079	126,158	88,252

Operating Leases	1,269,120	514,097	669,747	85,276

Total Contractual Obligations:	$4,987,985	$2,811,603	$1,394,025	$782,357

Notes payable consist primarily of convertible notes payable, a substantial portion of which has subsequently been converted into SP d/b/a Organic Common Stock, resulting from debt financing from independent third parties for working capital purposes, and of other notes payable collateralized by vehicles and certain other assets.

Capital lease obligations consist of leases for certain office equipment under non-cancelable lease agreements.

Operating lease amounts include leases for store, kitchen and office facilities under various non-cancelable operating lease agreements that expire at various dates through years 2009, with options to renew certain of the leases. All leases are on a fixed repayment basis. None of the leases includes contingent rentals.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties, nor entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

We does not use derivative financial instruments.   Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. Investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase are considered to be cash equivalents.

Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short and long-term obligations, all of which have fixed interest rates; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2006, we had approximately $703,000 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our results of operations, or the fair market value or cash flows of these instruments.

MANAGEMENT

Appointment of New Directors

In connection with the Merger, we appointed six new directors to our board of directors. Furthermore, concurrent with the closing of the Merger, Mr. Mark Schaftlein, the former director, acting Chief Executive Officer and Chief Financial Officer of Old SP Holding, resigned from these positions. Immediately following the resignation of Mr. Schaftlein, Mr. Jason Brown was appointed Chief Executive Officer, President and Secretary and Mr. Jonathan Wernick was appointed Chief Financial Officer and Treasurer, respectively, of SP d/b/a Organic.

Directors and Executive Officers

Set forth below is information regarding our current directors and executive officers.  The directors are elected by the stockholders.  The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title
Jason Brown	49	Chief Executive Officer and Chairman of the Board of Directors
Michael Johnson	40	Vice President of Retail Operations
Wendy Tenenberg	50	Vice President of Marketing
Jonathan Wernick	39	Chief Financial Officer
Dave Smith	64	Director
Peter Meehan	50	Director
Roy Bingham	44	Director
Douglas Lioon	50	Director
S.M. “Hass” Hassan	58	Director

JASON BROWN, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

Mr. Brown has served as our Chief Executive Officer and Chairman of the Board of Directors since its inception in February, 2004. Mr. Brown has more than 25 years experience in branded direct to consumer retail operations. From 2000 through March 2003, Mr. Brown served as the Chief Executive Officer of Custom Nutrition Services, a company which provided consumers with personalized vitamin solutions based on tailored medical expertise which he founded.  In April 2003, Custom Nutrition Services was sold to Drugstore.com for $5.6 million in cash and stock.  From 1995 to 2000, Mr. Brown served as the Chief Executive Officer of Concept Development, an alterntive healthcare consulting firm.  From 1990 to 2000, Mr. Brown served as a Managing Director for Columbia Sportswear NZ/Australia, an international sportswear maufacturer and retailer. From 1978 to 1989, Mr. Brown served as the Chief Executive Officer of Cotton Comfort, a vertically integrated cotton clothing store chain.

MICHAEL JOHNSON, VICE PRESIDENT OF RETAIL OPERATIONS

Mr. Johnson has served as our Vice President of Retail Operations since January 2006.  As Vice President of Retail Operations, Mr. Johnson is responsible for overseeing the operations of our cafés and overseeing the business relationships we have with colleges and universities.  Mr. Johnson’s more than 20 years of experience managing restaurants has included white tablecloth cafes and other retail food establishments including a Noah’s bagel shop and Briazz Specialty Cafes.  Mr. Johnson  joined Organic To Go as part of our acquisition of Briazz, Inc.

WENDY TENENBERG, VICE PRESIDENT OF MARKETING

Ms. Tenenberg has served as our Vice President of Retail Marketing since its inception in February, 2004.  As Vice President of Marketing, Ms. Tenenberg is responsible for all aspects of graphic design and direct-to-consumer marketing initiatives.  Ms. Tenenberg has more than 15 years experience in retail and direct-to-consumer marketing that has included extensive experience in customer acquisition and direct marketing.  From 2000 to 2003, Ms. Tenenberg was in charge of marketing at Custom Nutrition Services.  From 2003 to 2004, Ms. Tenenberg served as the Director of Marketing of Drugstore.com.

JONATHAN WERNICK, CHIEF FINANCIAL OFFICER

Mr. Wernick joined us in January 2007 and has more than 15 years experience as a financial executive, having served as part of senior management teams in both privately held and public corporations.  From 2005 until January, 2007, he was Vice President of Finance at DavexLabs, a hair care products company.  From 2003 until 2005, he was Director of Finance of RA Patina Restaurants, a multi-unit operator of restaurants, catering and food service operations.  From 1999 until 2003, Mr. Wernick was General Manager and Chief Financial Officer of the Datafaction Division of Softline, a financial software company.  He is a graduate of Yeshiva University, earned a Masters Degree in Business Administration from the University of Southern California and is a Certified Public Accountant.

DAVE SMITH, DIRECTOR

Mr. Smith has served as one of our Directors since our inception in February, 2004.  Mr. Smith is the co-founder of Smith & Hawken, the garden tool company, which has annual sales in excess of $150 million. From July of 1979 to September of 1988, Mr. Smith served as President and Chief Operating Officer of Smith & Hawken.  From September of 1997 to June of 2001, Mr. Smith served as the Vice President of Catolog/Internet Marketing and Operations of Seeds of Change.  Since June of 2001, Mr. Smith has worked as an independent consultant to a variety of companies.  Mr. Smith has been involved in the retail and catalog industries as an executive and consultant for over 20 years with companies such as; SelfCare, Real Goods, Diamond Organics, Seeds of Change and Organic Bouquet.

PETER MEEHAN, DIRECTOR

Mr. Meehan has served as one of our Directors since our inception in February, 2004.  Mr. Meehan has served as the Chief Executive Officer of Newman’s Own Organics since it was co-founded in 1993 by Mr. Meehan, Paul Newman and Nell Newman.  Newman’s Own Organics, which is considered by many to be one of the most prominent brands in the Organic industry, initially started as a division of Newman’s Own and is now a multimillion dollar independent company.

ROY BINGHAM, DIRECTOR

Mr. Bingham has served as one of our Directors since our inception in February, 2004.  In 2006, Mr. Bingham co-founded NourishLife, LLC, an online marketer of branded nutritional solutions.  Until recently, Mr. Bingham served as a Managing Director of Health Business Partners, LLC, an investment banking company he co-founded.  In his capacity as Managing Director of Health Business Partners, LLC, Mr. Bingham managed more than 20 acquisition transactions in the nutrition and consumer health care industries with a value of over $120 million. From 1995 to 1997, Mr. Bingham served as a consultant with McKinsey & Company in Boston, where he provided management consulting services to several Fortune 500 companies.  From 1988 to 1993, Mr. Bingham worked in London, England as the corporate treasurer and eventually a Board member of Paragon, PLC,.  Mr. Bingham earned a Masters Degree in Business Administration with distinction from Harvard Business School in 1995.

DOUGLAS LIOON, DIRECTOR

Mr. Lioon has served as one of our Directors since our inception in February, 2004.  Mr. Lioon joined HVL Incorporated, a healthcare and nutritional products company whose principal brand is Douglas Laboratories, in 1978 as a Sales Representative and has served as its President since 1985. HVL Incorporated was sold in December 2005 to Atrium Biotechnologies Inc. for $92 million. Mr. Lioon created and developed the Douglas Laboratories brand, a leading dietary supplement company, and engineered its vertical integration strategy growing Douglas Laboratories into one of the leader’s in the Practitioner segment of the dietary supplement industry.

S.M. “HASS” HASSAN, DIRECTOR

Mr. Hassan has served as one of our Directors since December 2006.  Since June 2006, Mr. Hassan has served as a member of the Board of Directors of Whole Foods Markets, a leading natural food supermarket chain.  In 1979, Mr. Hass founded Alfalfa’s Markets, a whole food supermarket chain, and served as its President and Chief Executive Officer until 1996.  From 1996 to 1998, Mr. Hassan served as the President of Wild Oats Markets, a whole food supermarket chain.  In 1999, Mr. Hassan founded Fresh & Wild, the United Kingdom’s leading retailer of organic foods, and served as its Executive Chairman until its sale to Whole Foods Markets in 2004.  During his career, Mr. Hassan has received industry recognition, including the Chain Store Retail Executive of the Year, Boulder Entrepreneur of the Year and EY National Entrepreneur of the Year.  Since 2004, Mr. Hassan has been working as an active board member and investor in several companies in the natural products industry.

Board of Directors

Our Board of Directors is currently composed of 6 members, all of whom are independent directors other than Jason Brown, our Chief Executive Officer.  Mr. Brown has been elected as the Chairman of the Board of Directors. In this capacity he is responsible for presiding at the meetings of the committees of the board of directors.

Board Committees

As of this date, our Board of Directors has not appointed an audit committee, compensation committee or nominating/corporate governance committee.  We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our Board of Directors intends however to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.   We anticipate creating an audit, compensation and nominating/corporate governance committee after the closing of the Merger.

No Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•                                          Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                                          Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

•                                          Compliance with applicable governmental laws, rules and regulations;

•                                          The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•                                          Accountability for adherence to the code.

Old SP Holding had not adopted a code of ethics that applies to the Chief Executive Officer and Chief Financial Officer because it had no meaningful operations prior to the closing of the Merger. However, we plan to adopt a code of ethics after the close of the Merger.

Conflicts of Interest

Certain conflicts of interest may exist from time to time between SP d/b/a Organic  and certain officers and directors due to the fact that some of them may have other business interests to which they devote their attention. Some of our officers and directors may continue to do so notwithstanding the fact that management time should be devoted to our business.  SP d/b/a Organic has not established policies or procedures for the resolution of current or potential conflicts of interest between us, our officers and directors or affiliated entities. There can be no assurance that our management will resolve all conflicts of interest in favor of us, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties.

Board Meetings and Committees

Old SP Holding’s Board of Directors did not hold any meetings during the fiscal year ended December 31, 2006, but acted by unanimous written consent on six occasions during 2006.

Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving SP d/b/a Organic in any other capacity and receiving compensation therefore except as otherwise provided under applicable law. Except as described in the Section entitled “Executive Compensation — Director Compensation,” no compensation was paid to the directors of SP d/b/a Organic or Organic.

The Board of Directors may designate from among its members one or more committees. No such committees are currently appointed or in place.  SP d/b/a Organic is not a “listed company” under SEC rules and is therefore not required to have an audit committee, compensation committee or a nominating/corporate governance committee. SP d/b/a Organic does not currently have an audit committee, compensation committee or nominating/corporate governance committee, but it intends to appoint such committees after the closing of the Merger.

SP d/b/a Organic neither has a nominating committee for persons to be proposed as directors for election to the Board of Directors nor a formal method of communicating nominees from stockholders. SP d/b/a Organic does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware law and the federal proxy rules.  Currently, the entire Board of Directors decides on nominees, on the recommendation of one or more members of the Board of Directors.  All of the members of the Board of Directors, other than Mr. Brown, are “independent.” The Board of Directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent prior to being considered for nomination. Although there are no formal criteria for nominees, our Board of Directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and the restaurant or food service industry.

The Board of Directors has not to adopted a formal methodology for communications from stockholders but plans to adopt such methodology after the closing of the Merger.

We do not have a policy regarding the attendance of board members at the annual meeting of stockholders, but we plan to adopt a policy after the closing of the Merger.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

For purposes of the discussion contained in this section entitled “Executive Compensation,” the relevant information is presented in each instance first with respect to Old SP Holding and then with respect to Organic.

Summary Compensation

Old SP Holding

Mark Schaftlein served as the sole director, Chief Executive Officer and sole officer of Old SP Holding prior to the Merger.  Mr. Schaftlein received no direct cash or non-cash compensation during the fiscal year ended December 31, 2006 from Old SP Holding.  From time to time, Old SP Holding utilized the services of a consulting firm where Mr. Schaftlein is a managing partner and the fees paid to the firm were $50,727 and $15,000 in years 2005 and 2003, respectively.  No fees were paid to Mr. Schaftlein in the year ending December 31, 2006 by such firm in connection with his services for Old SP Holding. No other executive officers received salary and bonus in excess of $100,000 from Old SP Holding for the last fiscal year ended December 31, 2006.

Organic

The following Summary Compensation Table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2006 by Jason Brown, Organic’s Chief Executive Officer, for the year ended December 31, 2006 (such individual being, the “Named Executive Officer”).  Organic did not have any executive officers, other than Mr. Brown, whose total compensation exceeded $100,000 for the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE (1)

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (2)	All Other Compensation ($) (i)		Total ($) (j)
Jason Brown, Chairman and Chief Executive Officer	2006	$156,924	—	—	—	$5,000	(3)	$161,924

(1)           Mr. Brown did not receive any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the year ended December 31, 2006.  Accordingly, columns (g) and (h) of the foregoing table relating to such items were deleted from the tabular presentation.

(2)           The Board of Directors approved the issuance of options to purchase 60,000 shares of Organic Common Stock to Mr. Brown in 2006, subject to stockholder approval, which has not yet been received.  In accordance with FAS 123R, options which are subject to stockholder approval are deemed not to have been granted until such approval has been received.  As the options are deemed not to have been granted until stockholder approval has been received and the value of the options is determined as of the date of grant, the value of the options issued to Mr. Brown cannot be determined until stockholder approval has been received.  The options issued in 2006 had a term of 10 years, an exercise price of $0.12 per share and vest over two years.

Pursuant to the Merger, Mr. Brown’s options to purchase 60,000 shares of Organic Common Stock were converted into options to purchase 46,292 shares of SP d/b/a Organic Common Stock, with the same term and vesting as the prior options and with an exercise price of $0.15 per share.

(3)           Mr. Brown received $5,000 in director’s fees in 2006.

OUTSTANDING EQUITY AWARDS

Old SP Holding

Mr. Schaftlein, who served as the sole director, Chief Executive Officer and sole officer of Old SP Holding prior to the Merger, did not have any option awards, unexercised options, unvested stock awards or equity incentive plan awards at December 31, 2006.

Organic

The following Outstanding Equity Awards at Fiscal Year-End Table indicates, with respect to Mr. Brown, the sole Named Executive Officer: (i) the number of securities underlying unexercised options and that are exercisable; (ii) on an award-by-award basis, the number of securities underlying unexercised options and that are unexercisable; (iii) for each item reported in clauses (i) and (ii) above, the exercise or base price of such item; and (iv) for each item reported in clauses (i) and (ii) above, the expiration date of such item. Mr. Brown has not received any awards under any equity incentive plan and has not received any stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Jason Brown (1) (2)	23,146	23,146	-0-	$0.15	2-28-16

(1)           Mr. Brown did not receive any stock awards during the year ended December 31, 2006 or have any stock awards at such date.  Accordingly, columns (g), (h), (i) and (j) of the foregoing table relating to such items were deleted from the tabular presentation.

(2)           The Board of Directors approved the issuance of options to purchase 60,000 shares of Organic Common Stock to Mr. Brown in 2006, subject to stockholder approval, which has not yet been received.  In accordance with FAS 123R, options which are subject to stockholder approval are deemed not to have been granted until such approval has been received.  As the options are deemed not to have been granted until stockholder approval has been received and the value of the options is determined as of the date of grant, the value of the options issued to Mr. Brown cannot be determined until stockholder approval has been received.  The options issued in 2006 had a term of 10 years, an exercise price of $0.12 per share and vest over two years.

Pursuant to the Merger, Mr. Brown’s options to purchase 60,000 shares of Organic Common Stock were converted into options to purchase 46,292 shares of SP d/b/a Organic Common Stock, with the same term and vesting as the prior options and with an exercise price of $0.15 per share.  The table above reflects the conversion of such options.

Director Compensation

Old SP Holding

Prior to the Merger, Old SP Holding had only one director and one officer, Mr. Schaftlein.  Mr. Schaftlein did not receive any direct compensation for his services. From time to time Old SP Holding utilized the services of a consulting firm where Mr. Schaftlein is a managing partner.  The fees paid to the firm were $50,727 and $15,000 in years 2005 and 2003, respectively.

Organic

In connection with the Merger, Mr. Schaftlein, resigned from all of his positions with Old SP Holding.  Concurrent therewith, SP d/b/a Organic appointed six new directors to its board of directors; Mr. Brown, Mr. Dave Smith, Mr. Peter Meehan, Mr. Roy Bingham, Mr. Douglas and Mr. S.M. “Hass” Hassan.

The following Director Compensation Table indicates the compensation earned during the fiscal year ended December 31, 2006 by Organic’s directors.

DIRECTOR COMPENSATION (1) (2)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (3)	All Other Compensation ($) (g)	Total ($) (j)
Dave Smith	$5,000	—	—	$5,000
Peter Meehan	$5,000	—	—	$5,000
Roy Bingham	$5,000	—	—	$5,000
Douglas Lioon	$5,000	—	—	$5,000
S.M. “Hass” Hassan	$5,000	—	—	$5,000

(1)           Mr. Brown also serves as a director.  He does not receive any additional compensation beyond that disclosed in the “Summary Compensation Table” set forth above for his services as a director.

(2)           None of the directors received any Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings during the year ended December 31, 2006.  Accordingly, columns (e) and (f) of the foregoing table relating to such items were deleted from the tabular presentation.

(3)           In 2006, the Board of Directors approved the issuance of options to purchase 60,000 shares of Organic Common Stock to each director, other than Mr. Smith, and options to purchase 80,500 shares of Organic Common Stock to Mr. Smith, all subject to stockholder approval, which has not yet been received.  In accordance with FAS 123R, options which are subject to stockholder approval are deemed not to have been granted until such approval has been received.  As the options are deemed not to have been granted until stockholder approval has been received and the value of the options is determined as of the date of grant, the value of the options issued to the directors cannot be determined until stockholder approval has been received.

Pursuant to the Merger, the directors’ options to purchase shares of Organic Common Stock were converted, at the Exchange Ratio, into options to purchase shares of SP d/b/a Organic Common Stock.

Employment Agreements

All of our employees, other than Mr. Brown, are “at-will” employees.  We entered into an employment agreement with Mr. Brown (the “Brown Employment Agreement”), effective January 1, 2007, which has a three year term.

Pursuant to the Brown Employment Agreement, we are obligated to pay Mr. Brown a base salary at an annual rate of $225,000, subject to annual increases by the Board of Directors.  Mr. Brown is eligible for a cash bonus of 35% of his base salary per year (the “Incentive Bonus”) and the Board of Directors may, in its discretion, pay additional bonuses.  25% of the Incentive Bonus will be based on achievement by Mr. Brown of performance goals which will be mutually agreed upon by him and the Board of Directors each year, 25% of the Incentive Bonus will be subject to the discretion of the Board of Directors, and 50% of the Incentive Bonus will be based on achievement of performance goals by us.  We will also provide Mr. Brown and his family with certain health benefits and Mr. Brown is entitled to receive reimbursements for all reasonable business, travel and entertainment expenses that he incurs or he pays for on our behalf .

Effective upon the closing of the Merger, Mr. Brown received options to purchase shares of SP d/b/a Organic Common Stock in an amount equal to 5% of the outstanding shares of SP d/b/a Organic Common Stock as of the closing of the Merger.  Except in connection with a Change in Control (as defined in the Brown Employment Agreement), 25% of such options vest after 12 months of employment, with the remainder vesting over the next 36 months for a total vesting period of 48 months.  All of the options vest immediately if, within 12 months after a Change in Control, Mr. Brown is terminated for any reason other than Cause or if Mr. Brown terminates his employment for Good Reason (each as defined in the Brown Employment Agreement).  Additionally, in the event that Mr. Brown is terminated due to Permanent Disability (as defined in the Brown Employment Agreement), for any other reason other than Cause, or if Mr. Brown terminates his employment for Good Reason, we will be obligated to pay Mr. Brown a lump sum equal to one year’s salary (at his then current base salary) and continue to provide him with his medical and other similar benefits for twelve months after the date of his termination.

The Brown Employment Agreement provides that Mr. Brown’s employment may be terminated immediately, without prior notice or payment in lieu of notice by us if at any time Mr. Brown (1) becomes physically or mentally disabled whether totally or partially so that he is substantially unable to perform his duties for more than 120 days (whether or not consecutive) in the aggregate in any 365 day period, (2) is convicted of or pleads guilty or no contest to a felony or (3) fails to perform his assigned duties, comply with our written policies or rules, or comply with any written agreement between us and Mr. Brown, which failure continues for more than thirty (30) days after receiving written notification of such failure from the Board of Directors.

The Brown Employment Agreement contains restrictive covenants preventing competition with us during his employment and for a period of 12 months after termination, and also covenants preventing the use of confidential business information, except in connection with the performance of his duties for us, during or at any time after termination of his employment.  A copy of the Brown Employment Agreement is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information regarding Old SP Holding Common Stock beneficially owned on February 12, 2007, before the closing of the Merger, for (i) each stockholder of Old SP Holding known to be the beneficial owner of 5% or more of Old SP Holding Common Stock, (ii) each of Old SP Holding’s executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of Old SP Holding’s knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  At February 12, 2007, 1,126,674 shares of Old SP Holding Common Stock were outstanding (which amount includes shares of Old SP Preferred Stock on an as-converted basis).

Name and Address	Number of Shares Beneficially Owned	Percent of Shares
Mark Schaftlein	11,528	2.6%

S.A.C. Capital Associates, LLC c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06902	111,455	25.4%

Irvin Kessler and The Kessler Family Limited Partnership 294 East Grove Lane, Suite 280 Wayzata, MN 55391	24,369	5.5%

SDS Merchant Fund, L.P. 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	83,916	19.1%

IDT Venture Capital Inc. 605 3rd Avenue, 36th Floor New York, NY 10158	38,878	8.8%

All Executive Officers and Directors as a group (Mr. Schaftlein)	11,528	2.6%

SECURITY OWNERSHIP AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding SP d/b/a Organic Common Stock beneficially owned on February 12, 2007, for (i) each stockholder known to be the beneficial owner of 5% or more of SP d/b/a Organic Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis, to reflect the closing of the Merger and the issuance of  5,200,000 shares of SP d/b/a Organic Common Stock to Investors pursuant to the Private Placement and based on gross proceeds of $6,500,000, which were deemed to have occurred as of February 12, 2007 (which includes the amounts to be received on or about February 19, 2007).

Based on the closing of the Merger and the issuance of 5,200,000 shares of SP d/b/a Organic Common Stock pursuant to the Private Placement, which were deemed to have occurred as of February 12, 2007 (and including the amounts to be received on or before February 12, 2007), SP d/b/a Organic expects to have 19,595,671 shares of SP d/b/a Organic Common Stock outstanding, as of February 12, 2007.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Beneficially Owned (2)
Jason Brown, CEO and Chairman	1,714,251	6.88%
Michael Johnson, VP of Retail Operations	0	0%
Wendy Tenenberg, VP of Marketing	193,049	*	%
Jonathan Wernick, CFO	0	0%
Dave Smith, Director	41,869	*	%
Peter Meehan, Director	41,869	*	%
Roy Bingham, Director	137,106	*	%
Douglas Lioon, Director	144,756	*	%
S.M. “Hass” Hassan, Director	0	0%
All directors and executive officers as a group (9 persons)	2,249,093	9.0

(1)	Unless otherwise indicated, the address of the beneficial owner will be c/o SP Holding Corporation, 601 Union Street, Suite 3700, Seattle, Washington 98101.
(2)

The amounts of beneficial ownership are based on the completion of the Merger and the completion of the Private Placement with gross proceeds raised of $6,500,000. Percentage of common stock beneficially owned is based on a total of 24,933,480 shares of SP d/b/a Organic Common Stock outstanding as of the closing of the Merger and the Private Placement. Figures may vary slightly due to rounding.

(3)	Includes 65,978 shares of SP d/b/a Organic Common Stock that is owned by Mr. Lioons’ parents.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OLD SP HOLDING

From time to time, Old SP Holding utilized the services of a consulting firm where Mr. Schaftlein is a managing partner.  The fees paid to the firm were $52,400 and $ 50,727 in years 2006 and 2005, respectively.  Mr. Schaftlein, formerly the sole director, acting Chief Executive Officer and Chief Financial Officer of Old SP Holding, resigned from all of his positions with Old SP Holding effective upon the closing of the Merger.

ORGANIC

There were no related party transactions, as defined by Item 404 of Regulation S-B, between Organic and any of its officers, directors or holders of 5% or more of Organic capital stock.

DESCRIPTION OF SECURITIES

SP d/b/a Organic is currently authorized under its Amended and Restated Certificate of Incorporation to issue 500,000,000 shares of SP d/b/a Organic Common Stock and 10,000,000 shares of SP d/b/a Organic Preferred Stock.  Of the 10,000,000 shares of SP d/b/a Organic Preferred Stock authorized, 60 shares had been designated as Series A Convertible Preferred Stock, par value $.001 per share, pursuant to a Certificate of Designation that was approved by Old SP Holding’s Board of Directors on January 27, 2006, and filed with and accepted by, the Secretary of State of the State of Delaware on February 1, 2006.

Prior to the closings of the Merger and the Private Placement, there were 439,403 shares of Old SP Holding Common Stock issued and outstanding and 60 shares of Old SP Holding Preferred Stock issued and outstanding.

Pursuant to the Merger Agreement, SP Holding issued 13,268,997 shares of SP d/b/a Organic Common Stock to those persons holding shares of Organic capital stock, warrants and options to purchase shares of Organic capital stock, and certain promissory notes, with each share of Organic Common Stock and Organic Preferred Stock (which included certain issued and outstanding convertible promissory notes on an “as converted” basis) outstanding immediately prior to the closing of the Merger being converted based upon the Exchange Ratio.

Additionally, each then outstanding option and warrant to purchase shares of Organic Common Stock, whether or not exercisable, was converted into an option or warrant to purchase shares of SP d/b/a Organic Common Stock upon the same terms and conditions as the corresponding Organic options and warrants, provided that (i) each such Organic option and warrant related to such number of shares of SP d/b/a Organic Common Stock as was determined by multiplying the number of shares of Organic Common Stock underlying such Organic option or warrant by the Exchange Ratio, with the resulting product rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the newly-issued SP d/b/a Organic options or warrants was determined by dividing the exercise price per share of such Organic options or warrants by the Exchange Ratio, with the resulting quotient rounded down to the nearest whole cent.

Pursuant to the Private Placement, SP d/b/a Organic issued to the Investors an aggregate of 5,200,000 shares of SP d/b/a Organic Common Stock and SP d/b/a Organic Warrants to purchase 1,040,000 shares of SP d/b/a Organic Common Stock.   SP d/b/a Organic also issued to the Placement Agent (or its registered assignees or designees) SP d/b/a Organic Warrants to purchase up to 520,000 shares of SP d/b/a Organic Common Stock (equal to 10.0% of the shares of SP d/b/a Organic Common Stock issued pursuant to the Private Placement).

At the closing of the Merger and the Private Placement and after giving effect thereto, there were 19,595,671 shares of SP d/b/a Organic Common Stock issued and outstanding and no shares of SP d/b/a Organic Preferred Stock issued and outstanding (the 60 shares of Old SP Holding Preferred Stock issued and outstanding prior to the Merger having automatically converted into 687,271 shares of SP d/b/a Organic Common Stock upon the closing of the Merger).

The following descriptions of SP d/b/a Organic capital stock are only summaries and do not purport to be complete and is subject to and qualified by its Certificate of Incorporation, as amended and restated, its Bylaws, the Certificate of Designation and by the provisions of applicable corporate laws of the State of Delaware. The descriptions of the SP d/b/a Organic Common Stock and SP d/b/a Organic Preferred Stock, as well as the SP d/b/a Organic Warrants, reflect changes to our capital structure that occurred immediately prior to or upon the closing of the Merger and the Private Placement:

Common Stock

Holders of SP d/b/a Organic Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  SP d/b/a Organic may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Delaware corporate law. SP d/b/a Organic Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of SP d/b/a Organic Common Stock are fully paid and non-assessable. To the extent that additional shares of SP d/b/a Organic Common Stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

SP d/b/a Organic Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued series subsequent to the issue of those shares. The rights of the holders of SP d/b/a Organic Common Stock will be subject to and may be adversely affected by the rights of the holders of any SP d/b/a Organic Preferred Stock that may be issued in the future. Issuance of a new series of SP d/b/a Organic Preferred Stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of  SP d/b/a Organic Common Stock and make removal of the Board of Directors more difficult.  There are no shares of SP d/b/a Organic Preferred Stock currently issued and outstanding, and we have no present plans to issue any shares of preferred stock.

Warrants

In connection with the Private Placement, SP d/b/a Organic issued to the Investors SP d/b/a Organic Warrants to purchase 1,040,000 shares of SP d/b/a Organic Common Stock.  The SP d/b/a Organic Warrants will be immediately exercisable at any time for a period of five years at an exercise price of $2.50 per share.  Additionally, persons holding warrants to purchase shares of Organic Common Stock received warrants to purchase shares of SP d/b/a Organic Common Stock in connection with the Merger.  The Placement Agent or its registered assignees or designees were also issued the Placement Agent Warrants to purchase up to 520,000 shares of SP d/b/a Organic Common Stock (equal to 10.0% of the shares of SP d/b/a Organic Common Stock issued pursuant to the Private Placement).  The Placement Agent Warrants are exercisable at any time at a price equal to 110% of the price paid by the Investors in the Private Placement, on a net-issuance or cashless basis.  The Placement Agent Warrants are fully vested and have a term of five years.

Registration Rights

Pursuant to the Subscription Agreements, SP d/b/a Organic agreed to register for public re-sale the shares of SP d/b/a Organic Common Stock underlying the Units and the shares of SP d/b/a Organic Common Stock issuable to each Investor and the Placement Agent pursuant to the exercise of the SP d/b/a Organic Warrants and the Placement Agent Warrants.  SP d/b/a Organic may be required to pay a penalty to the Investors, with the maximum amount of the penalty capped at 24.0% of the amount raised pursuant to the Private Placement, if SP d/b/a Organic fails to have a registration statement with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (including the shares underlying the SP d/b/a Organic Warrants) pursuant to the Private Placement filed with the SEC within 90 days after the closing of the Private Placement or if SP d/b/a Organic fails to have such registration statement declared effective with respect to the shares of SP d/b/a Organic Common Stock issued to the Investors (excluding, however, the shares underlying the SP d/b/a Organic Warrants) within 150 days after the filing of such registration statement with the SEC.

Additionally, as noted above, those persons holding warrants for shares of Organic Common Stock received SP d/b/a Organic Warrants for SP d/b/a Organic Common Stock in connection with the Merger.  Persons holding these SP d/b/a Organic Warrants, along with the holders of the Placement Agent Warrants, are entitled to the same registration rights as holders of the SP d/b/a Organic Warrants issued to the Investors in the Private Placement.

Anti-Takeover Provisions

SP d/b/a Organic’s Amended and Restated Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. SP d/b/a Organic’s Board of Directors is authorized, without action of its stockholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables SP d/b/a Organic, and the combined company following the Merger, to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Old SP Holding’s Common Stock is traded on the OTCBB under the symbol “SPHG.OB”. Following the Merger, the combined company will continue to be traded on the OTCBB.

The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for Old SP Holding Common Stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.   Additionally, the information presented in the following table reflects the business of Old SP Holding, as operated prior to the Merger.

Old SP Holding Common Stock

Quarter Ended	High Bid	Low Bid
March 31, 2004	33.00	9.30
June 30, 2004	11.25	3.00
September 30, 2004	6.00	2.40
December 31, 2004	3.00	1.80
March 31, 2005	9.30	4.50
June 30, 2005	6.90	3.30
September 30, 2005	6.00	3.00
December 31, 2005	7.50	2.00
March 31, 2006	6.00	3.50
June 30, 2006	5.03	3.00
September 30, 2006	3.25	3.25
December 31, 2006	3.25	2.00

Transfer Agent and Registrar

The transfer agent and registrar for the SP d/b/a Organic Common Stock is American Stock Trust & Transfer Company.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on SP d/b/a Organic Common Stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

We are from time to time subject to other claims and litigation arising in the ordinary course of business. In the opinion of management, the ultimate outcome of claims and litigation of which management is aware will not have a material adverse effect on our consolidated financial position or results of operation.

On October 18, 2006, Susana Chi, a former employee of ours, brought suit against us in the Superior Court of the State of California for the County of Los Angeles claiming discrimination, wrongful termination and infliction of emotional distress in connection with the termination of Ms. Chi’s employment with us.  We have filed an answer to Ms. Chi’s complaint and, subsequently, we caused the suit to be transferred to U.S. Federal District Court.  The matter is currently in the discovery phase of the litigation.  Ms. Chi’s claims appear to be unfounded and we intend to vigorously defend such action.  We do not believe that Ms. Chi’s suit is material to our company or our business or that the failure to prevail in the suit would have a material adverse effect on our business or our consolidated financial position or results of operation.

We are not a party to any other material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. This indemnification may, however, be unenforceable as against public policy.

As permitted by Delaware law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•  for any breach of the director’s duty of loyalty to us or our stockholders;

•  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  under Section 174 of the Delaware law regarding unlawful dividends and stock purchases; or

•  for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our Amended and Restated Certificate of Incorporation and our bylaws provide that:

•       we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, so long as such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful;

•       we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation,

our bylaws or other agreements;

•       we are required to advance expenses to our directors and officers incurred in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions; and

•       the rights conferred in our bylaws are not exclusive.

We intend to enter into indemnification agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Amended and Restated Certificate of Incorporation and our bylaws and to provide additional procedural protections. Currently, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.  Our Board of Directors has authorized management to negotiate and obtain directors’ and officers’ liability insurance.

The indemnification provisions described above will provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Amended and Restated Certificate of Incorporation, bylaws, the Delaware Corporations Code, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02               Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, SP d/b/a Organic issued 13,268,997 shares of SP d/b/a Organic Common Stock to the Organic stockholders in exchange for 100% of the outstanding shares of Organic.  Such securities were not registered under the Securities Act.

Pursuant to the Private Placement, SP d/b/a Organic issued 5,200,000 shares of SP d/b/a Organic Common Stock to the Investors in exchange for gross proceeds of approximately $6,500,000 that we received pursuant to Subscription Agreements entered into with the Investors for the purchase of its Units at a price of $50,000 per Unit.   Such securities were not registered under the Securities Act.

The issuances of both the securities exchanged to the stockholders of Organic and the securities issued pursuant to the Private Placement were exempt from registration under Section 4(2) of the Securities Act. SP d/b/a Organic made this determination based on the representations of the Organic stockholders and the Investors, which included, in pertinent part, that such persons were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such persons were acquiring the SP d/b/a Organic Common Stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that said persons understood that the shares of SP d/b/a Organic Common Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In connection with the Private Placement and the sale of the Units to the Investors, SP d/b/a Organic also issued warrants to the Investors to purchase an aggregate of 1,040,000 shares of SP d/b/a Organic Common Stock. The warrants have an exercise price of $2.50 per share, subject to adjustments. In connection with the Private Placement, SP d/b/a Organic also issued Warrants to the Placement Agent, for the purchase of an aggregate of 520,000 shares of SP d/b/a Organic Common Stock at an exercise price equal to 110% of the price paid by the Investors in the Private Placement, on a net-issuance or cashless basis.  The warrants are fully vested and have a 5-year term. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act.

At the completion of the Merger and the Private Placement, the Organic Stockholders owned 13,268,997 shares of SP d/b/a Organic Common Stock, representing approximately 67.7% of the outstanding shares of SP d/b/a Organic Common Stock, the Investors owned 5,200,000 shares of SP d/b/a Organic Common Stock, representing approximately 26.5% of the outstanding shares of SP d/b/a Organic Common Stock, and the current SP d/b/a Organic stockholders owned 1,126,674 shares of SP d/b/a Organic Common Stock, representing approximately 5.75% of the outstanding shares of SP d/b/a Organic Common Stock.

Item 4.01               Changes in Registrant’s Certifying Accountant.

On or about December 1, 2005 (the “Dismissal Date”), Mayer Hoffman McCann P.C. (“MHM”) was dismissed as the independent registered public accounting firm for Organic.  MHM’s report on our December 31, 2004 financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than disclosing an uncertainty as to our ability to continue as a going concern.  The dismissal of MHM was not approved by our Board of Directors.

During the period from inception (February 12, 2004) through December 31, 2004, and all subsequent interim periods up and until the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MHM’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

We have requested MHM to furnish a letter addressed to the United States Securities and Exchange Commission, stating whether they agree with the statements made by us in this Current Report on Form 8-K, and, if not, stating the respects in which it does not agree.  Within two days of receipt, a copy of the letter will be filed as an Exhibit to this Form 8-K.

On September 30, 2006, we engaged Rose, Snyder & Jacobs as our independent registered public accounting firm to audit our financial statements.  During the period since our inception (February 12, 2004) up until September 30, 2006, we did not consult Rose, Snyder & Jacobs on any matters described in Item 304(a)(2)(i) or Item 302(a)(2)(ii) of Regulation SB.

Item 5.01               Changes in Control of Registrant.

In connection with the Merger Agreement, SP d/b/a Organic issued 2,980,983 shares of SP d/b/a Organic Common Stock to the Organic stockholders in exchange for the transfer of 100% of the outstanding shares of Organic capital stock by the Organic stockholders to SP d/b/a Organic. Further, SP d/b/a Organic issued 5,200,000 shares of SP d/b/a Organic Common Stock to the Investors in the Private Placement. Thus, at the completion of the Merger and the Private Placement, the Organic stockholders owned 13,268,997 shares of SP d/b/a Organic Common Stock, representing approximately 67.7% of the outstanding shares of SP d/b/a Organic

Common Stock, the Investors owned 5,200,000 shares of SP d/b/a Organic Common Stock, representing approximately 26.5% of the outstanding shares of SP d/b/a Organic Common Stock, and the current SP d/b/a Organic stockholders owned 1,126,674 shares of SP d/b/a Organic Common Stock, representing approximately 5.75% of the outstanding shares of SP d/b/a Organic Common Stock.

As such, immediately following the closing of the Merger and the Private Placement, the Organic stockholders held approximately 67.7% of the total combined voting power of SP d/b/a Organic’s outstanding common stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the closing of the Merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report on Form 8-K, effective on February 12, 2007, Mark Schaftlein resigned as the sole member of Old SP Holding’s Board of Directors, and as acting Chief Executive Officer and Chief Financial Officer of Old SP Holding.  Further, effective February 12, 2007, Messrs. Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglas Lioon and S.M. “Hass” Hassan (the “New SP Holding Directors”) were appointed as members of SP d/b/a Organic’s Board of Directors. Finally, effective February 12, 2007, Jason Brown was appointed Chief Executive Officer, President and Secretary, and Jonathan Wernick was appointed Chief Financial Officer and Treasurer, respectively, of SP d/b/a Organic.

The closing of the Merger under the Merger Agreement, as amended, which resulted in the change of control of the registrant, occurred on February 12, 2007. Copies of the Merger Agreement and the First Amendment to the Merger Agreement are included as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosures set forth under Item 2.01 of the this Current Report on Form 8-K, which disclosures regarding the resignation and appointment of the directors and officers described below in connection with the Merger and Private Placement are incorporated herein by reference.

(a)           Resignation of Directors

Effective February 12, 2007, Mark Schaftlein resigned as the sole director of Old SP Holding. There was no disagreement between Mr. Schaftlein and Old SP Holding or any officer or director of Old SP Holding.

(b)           Resignation of Officers

Effective February 12, 2007, Mark Schaftlein resigned as the acting Chief Executive Officer and Chief Financial Officer of Old SP Holding.

(c)           Appointment of Directors

Effective February 12, 2007, the following persons were appointed as the Board of Directors:

Jason Brown	Director and Chairman of the Board of Directors
Dave Smith	Director
Peter Meehan	Director
Roy Bingham	Director
Douglas Lioon	Director
S.M. “Hass” Hassan	Director

The business background descriptions of the newly appointed directors are described in Item 2.01 of this Current Report on Form 8-K.  There are no related party transactions between us and any of the directors.

(d)           Appointment of Officers

Effective February 12, 2007, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Jason Brown	Chief Executive Officer and Secretary
Michael Johnson	Vice President of Retail Operations
Wendy Tenenberg	Vice President of Marketing
Jonathan Wernick	Chief Financial Officer

The business background descriptions of the newly appointed officers are described in Item 2.01 of this Current Report on Form 8-K.  There are no related party transactions between us and any of our officers.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the closing of the Merger, the Board of Directors of SP d/b/a Organic, by resolution, increased the authorized number of directors of the Board of Directors of SP d/b/a Organic to six.

A copy of a Certificate of Amendment to Old SP Holding’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on June 16, 2005, pursuant to which the Amended and Restated Certificate of Incorporation was amended to change the name of the corporation to SP Holding Corporation, is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.06               Change in Shell Company Status.

As explained more fully in Item 2.01 above, Old SP Holding was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), immediately before the closing of the Merger. As a result of the Merger, Organic became the wholly owned subsidiary of SP d/b/a Organic and became SP d/b/a Organic’s main operational business. Consequently, SP d/b/a Organic believes that the Merger has caused it to cease to be a shell company. For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01               Financial Statement and Exhibits.

(a)          FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Financial Statements of Organic Holding Company, Inc. as of December 31, 2005 and for the years then ended are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The Unaudited Condensed Financial Statements of Organic Holding Company, Inc. as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The Audited Financial Statements of Vinaigrettes, LLC, as of September 30, 2006, and for the nine months then ended, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)          PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference:

1.                                       The Unaudited Pro Forma Consolidated Combined Balance Sheet of SP Holding  Corporation and Organic Holding Company, Inc. as of September 30, 2006.

2.                                       The Unaudited Pro Forma Condensed Consolidated Statements of Operations of  SP Holding  Corporation and Organic Holding Company, Inc. for January 1, 2006 to September 30, 2006.

(c)          SHELL COMPANY TRANSACTIONS

Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)          EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of January 11, 2007
2.2	First Amendment to Agreement and Plan of Merger and Reorganization and Company Disclosure Schedule, dated as of February 12, 2007
2.3

Escrow Agreement, made as of February 12, 2007, by and among Organic Holding Company, Inc., Burnham Hill Partners, a division of Pali Capital, Inc., on behalf of each  Purchaser (as defined therein) and Kramer Levin Naftalis & Frankel LLP

3.1	Amended Restated Certificate of Incorporation of SP Holding Corporation (1)
3.3	Certificate of Designation of the relative rights and preferences of the Series A Convertible Preferred Stock (2)
4.1	Specimen Stock Certificate for Shares of SP Holding Corporation Common Stock
4.2	Form of SP Holding Corporation Warrant
10.1	Placement Agent Agreement, dated December 18, 2006, by and between Organic Holding Company, Inc. and Burnham Hill Partners, a division of Pali Capital, Inc.
10.2	Form of Subscription Agreement by and between SP Holding Corporation and the Investors.
10.3	Employment Agreement by and between Jason Brown and Organic Holding Company, Inc.
10.4	Asset Purchase Agreement by and among Vinaigrettes LLC, Dan Karzen and Organic Holding Company, Inc.
10.5	Asset Purchase Agreement by and between Organic Holding Company, Inc. and Briazz Inc.
17.1	Letter of Resignation from Mark Schaftlein to the Board of Directors of SP Holding Corporation
17.2	Letter of Resignation from Mark Schaftlein, as acting chief executive officer and chief financial officer, to the Board of Directors of SP Holding Corporation
21.1	List of Subsidiaries
99.1	Press Release, dated February 12, 2007
99.2	Financial Statements of Organic Holding Company, Inc. for the Years Ended December 31, 2005 and 2004
99.3	Financial Statements of Organic Holding Company, Inc. for the Nine Months Ended September 30, 2006 and 2005
99.4	Financial Statements of Vinaigrettes, LLC for the Nine Months Ended September 30, 2006
99.5	Pro Forma Financial Information

(1)           Filed on August 26, 2005 as an exhibit to a report by the Company on a Form 8-K dated August 25, 2005 and incorporated herein by reference.

(2)           Filed on February 7, 2006 as an exhibit to a report by the Company on a Form 8-K dated February 7, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SP HOLDING CORPORATON

Date: February 12, 2007	By:	/s/ Jason Brown
Jason Brown,
Chief Executive Officer